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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                       Date of Report:  August 26, 1999

                          TORCH ENERGY ROYALTY TRUST
            (Exact name of registrant as specified in its charter)
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
      DELAWARE                           1-12474            74-6411424
(State or other jurisdiction of        (Commission        (IRS Employer
incorporation or organization)         File Number)      Identification No.)
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           1100 North Market Street, Wilmington, Delaware 19890-0001

                   (Address of principal executive offices)

       Registrant's telephone number, including area code:  302-651-8584

        (Former name or former address, if changed since last report.)
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Item 4. Changes in Registrant's Certifying Accountants

        (a) In anticipation of its approaching year-end, the Registrant terminated the engagement of KPMG LLP ("KPMG") as the Registrant's principal independent accountants responsible for auditing all of the Registrant's financial statements on August 20, 1999.

The Registrant does not have a board of directors or a person performing a similar function. The Trustee of the Registrant approved the change of the Registrant's accountants.

KPMG's reports on the Registrants financial statements for each of the past two fiscal years neither contained an adverse opinion or a disclaimer of opinion nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

        This Registrant believes that during its two most recent fiscal years and the subsequent interim periods, there was, with regard to KPMG, neither any disagreement of the type described in Item 304(a)(1)(iv) of Regulation S-K nor any reportable event of the type described in Item 304(a)(1)(v) of Regulation S-K.

        A copy of the letter from KPMG, agreeing with the statements made herein, is attached as Exhibit 16.1.

        (b) On or about August 20, 1999 the Registrant engaged the services of Ernst & Young LLP as its new principal independent accountants and auditors to audit all of the Registrant's financial statements.

Item 7. Financial Statements and Exhibits

        (c)   Exhibits

        16.1 Letter addressed to Securities and Exchange Commission from
             KPMG LLP

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 24, 1999                 TORCH ENERGY ROYALTY TRUST
                                        By:  Wilmington Trust Company
                                             As Trustee

                                        By: /s/ Bruce L. Bisson
                                           ------------------------------
                                             Bruce L. Bisson
                                             Vice President